                                                                      EXHIBIT 10


                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     Dated

                                August 16, 1996

                                     among

                        SECURITY CAPITAL PACIFIC TRUST


                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                            as Administrative Agent

              WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED,
                                  as Co-Agent

                                      and

                                  the Lenders

                               TABLE OF CONTENTS

1.   Definitions............................................................  1

2.   The Loans.............................................................. 15
     2.1  Advances.......................................................... 15
     2.2  Term Loan Conversion.............................................. 17
     2.3  Payments.......................................................... 18
     2.4  Pro Rata Treatment................................................ 20
     2.5  Non-Receipt of Funds by the Agent................................. 20
     2.6  Sharing of Payments, Etc.......................................... 20
     2.7  Fees.............................................................. 21

3.   Conditions............................................................. 22
     3.1  All Loans......................................................... 22
     3.2  First Loan........................................................ 22
     3.3  Options Available................................................. 23
     3.4  Designation and Conversion........................................ 23
     3.5  Special Provisions Applicable to Eurodollar Rate Borrowings....... 24
     3.6  Funding Offices; Adjustments Automatic............................ 27
     3.7  Funding Sources, Payment Obligations.............................. 27
     3.8  Mitigation, Non-Discrimination.................................... 27

4.   Representations and Warranties......................................... 28
     4.1  Organization...................................................... 28
     4.2  Financial Statements.............................................. 28
     4.3  Enforceable Obligations; Authorization............................ 29
     4.4  Other Debt........................................................ 29
     4.5  Litigation........................................................ 29
     4.6  Taxes............................................................. 29
     4.7  Regulation U...................................................... 29
     4.8  Subsidiaries...................................................... 30
     4.9  Securities Act of 1933............................................ 30
     4.10 No Contractual or Corporate Restrictions.......................... 30
     4.11 Investment Company Act Not Applicable............................. 30
     4.12 Public Utility Holding Company Act Not Applicable................. 30
     4.13 ERISA Not Applicable.............................................. 30

5.   Affirmative Covenants.................................................. 30
     5.1  Taxes, Insurance, Existence, Regulations, Property, etc........... 30


                                      (i)

     5.2  Financial Statements and Information.............................. 31
     5.3  Financial Tests................................................... 31
     5.4  Inspection........................................................ 32
     5.5  Further Assurances................................................ 32
     5.7  Insurance......................................................... 32
     5.8  Notice of Certain Matters......................................... 32
     5.9  Use of Proceeds................................................... 32
     5.10 Expenses of and Claims Against the Agent and the Lenders.......... 33
     5.11 Legal Compliance; Indemnification................................. 33
     5.12 Borrower's Performance............................................ 34
     5.13 Professional Services............................................. 34
     5.14 Capital Adequacy.................................................. 34
     5.15 Property Pool..................................................... 35

6.   Negative Covenants..................................................... 36
     6.1  Indebtedness...................................................... 36
     6.2  Mergers, Consolidations and Acquisitions of Assets................ 36
     6.3  Redemption........................................................ 37
     6.4  Nature of Business; Management.................................... 37
     6.5  Transactions with Related Parties................................. 37
     6.6  Loans and Investments............................................. 37
     6.7  Limiting Agreements............................................... 39
     6.8  Nature of Assets.................................................. 40

7.   Events of Default and Remedies......................................... 40
     7.1. Events of Default................................................. 40
     7.2  Remedies Cumulative............................................... 42

8.   The Agent.............................................................. 42
     8.1  Appointment, Powers and Immunities................................ 42
     8.2  Reliance.......................................................... 44
     8.3  Defaults.......................................................... 44
     8.4  Rights as a Lender................................................ 45
     8.5  Indemnification................................................... 45
     8.6  Non-Reliance on Agent and Other Lenders........................... 45
     8.7  Failure to Act.................................................... 46
     8.8  Resignation of Agent.............................................. 46
     8.9  No Partnership.................................................... 47

                                     (ii)

9.   Renewal and Extension.................................................. 47
     9.1   Procedure for Consideration of Renewal and Extension Requests.... 47
     9.2   Conditions to Renewal and Extension.............................. 48
     9.3   No Obligation to Renew and Extend................................ 48

10.  Miscellaneous.......................................................... 49
     10.1  No Waiver, Amendments............................................ 49
     10.2  Notices.......................................................... 49
     10.3  Venue............................................................ 49
     10.4  Choice of Law.................................................... 50
     10.5  Survival; Parties Bound; Successors and Assigns.................. 50
     10.6  Counterparts..................................................... 52
     10.7  Usury Not Intended; Refund of Any Excess Payments................ 52
     10.8  Captions......................................................... 52
     10.9  Severability..................................................... 52
     10.10 Disclosures...................................................... 52
     10.11 NO NOVATION...................................................... 53
     10.12 LIMITATION OF LIABILITY.......................................... 53
     10.13 ENTIRE AGREEMENT................................................. 53



EXHIBITS
- --------

A - Officer's Certificate
B - Request for Loan
C - Note
C-1 - Swing Loan Note
D - Legal Opinion

                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------


          THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is made and entered into as of August 16, 1996, by and among SECURITY CAPITAL PACIFIC TRUST, a Maryland real estate investment trust (the "Borrower"), the financial institutions (including TCB and Wells Fargo Realty Advisors Funding, Incorporated, the "Lenders") which are now or may hereafter become signatories hereto, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("TCB"), as administrative agent for Lenders (in such capacity, "Agent"), and WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED, as co-agent for Lenders (in such capacity, "Co-Agent").

                              W I T N E S E T H:
                              -----------------


          WHEREAS, the Borrower, the Agent, the Co-Agent and certain Lenders (the "Existing Lenders") entered into an Amended and Restated Credit Agreement dated as of August 11, 1995 (the "Original Credit Agreement"); and

          WHEREAS, the Borrower, the Agent, the Co-Agent, and the Lenders desire to amend and restate the Original Credit Agreement upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE in consideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto agree as follows:

 1.  Definitions.
     -----------

          Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in Credit Documents have the meanings provided below.

          Accounts, Equipment and Inventory shall have the respective meanings assigned to them in the Texas Business and Commerce Code in force on the date the document using such term was executed.

          Adjusted Eurodollar Interbank Rate shall mean, with respect to each Interest Period applicable to a Eurodollar Rate Borrowing, a rate per annum equal to the quotient, expressed as a percentage, of (a) the Eurodollar Interbank Rate with respect to such Interest Period divided by (b) 1.0000 minus the Eurodollar Reserve Requirement in effect on each day during such Interest Period.

          Affiliate shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

          Annual Audited Financial Statements shall mean the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cash flows, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with Generally Accepted Accounting Principles and accompanied by a report and opinion of independent certified public accountants satisfactory to the Agent, which shall state that such financial statements, in the opinion of such accountants, present fairly the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with Generally Accepted Accounting Principles. Such statements shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default or, if in the opinion of such accountant any such Default exists, a description of the nature and status thereof. The Annual Audited Financial Statements shall be prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles.

          Applicable Margin shall mean the following percentage which will be in effect whenever and for so long as the Borrower has received the corresponding S&P Rating or Moody's Rating, whichever is lower:

        S&P RATING/              APPPLICABLE MARGIN
        -----------              ------------------
        MOODY'S RATING           EURODOLLAR RATE       BASE RATE
        --------------           ------------------    ---------
                                   BORROWING           BORROWING
                                 --------------        ---------
        A/A2 or better              0.750%                  0
        A-/A3                       0.875%                  0
        BBB+/Baa1                   1.000%                  0
        BBB/Baa2                    1.125%                  0
        BBB-/Baa3                   1.250%                  0
        Worse than BBB-/Baa3        1.500%                  .25%;

          Base Rate shall mean for any day a rate per annum equal to the Applicable Margin on that day plus the greater on a daily basis of (a) the Prime Rate for that day, or (b) the Federal Funds Effective Rate for that day plus one-half of one percent (1/2%).

          Base Rate Borrowing shall mean that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.



          Borrower's REIT Manager shall mean Security Capital Pacific Incorporated, manager to the Borrower, or any successor manager to the Borrower permitted by this Agreement.

          Business Day shall mean a day other than (a) a day when the main office of the Agent is not open for business, or (b) a day that is a federal banking holiday in the United States of America.

          Ceiling Rate shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One establishes the Ceiling Rate, the Ceiling Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day. The Agent may from time to time, as to current and future balances, implement any other ceiling under Chapter One by notice to the Borrower, if and to the extent permitted by Chapter One. Without notice to the Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

          Chapter One shall mean Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended.

          Code shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

          Commitment shall mean the commitment of the Lenders to lend funds under Section 2.1 of this Agreement, other than Swing Loans.

          Construction Interest shall mean Borrower's interest expense for the construction of projects, which is capitalized in accordance with Generally Accepted Accounting Principles; provided, however, that notwithstanding Generally Accepted Accounting Principles, interest applicable to each building under construction shall be capitalized as to such building only until substantial completion thereof and such building is ready for its intended use and thereafter interest attributable thereto shall be expensed.

          Conversion Date has the meaning given to it in Section 2.2 hereof.

          Coverage Ratio shall mean the ratio of (a) the Borrower's Funds From Operations plus all of the Borrower's Interest Expense for the period used to calculate Funds From Operations, to (b) dividends of any kind or character or other proceeds paid or payable with respect to any Disqualified Stock plus all of the Borrower's Interest Expense, in each case for the period used to calculate the Funds From Operations.

          Credit Documents shall mean this Agreement, the Notes, all instruments, certificates and agreements now or hereafter executed or delivered to the Agent or the Lenders pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

          Debt to Tangible Net Worth Ratio shall mean the ratio of Indebtedness to Tangible Net Worth.

          Debt to Total Asset Value Ratio shall mean the ratio (expressed as a percentage) of Indebtedness to Total Asset Value.

          Determination Date shall mean the date that is one (1) year prior to the then existing Revolving Credit Termination Date.

          Disqualified Stock shall mean any of the Borrower's capital stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) (a) matures or is subject to mandatory redemption, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock, (c) is redeemable at the option of the holder of such stock, or (d) otherwise requires any payments by Borrower, in each case on or before the Maturity Date.

          Eligible Institution shall mean a commercial bank or a finance company, insurance company or other financial institution which is regularly engaged in making, purchasing or investing in loans, but shall not include any Person which is an Affiliate of the Borrower or of the Borrower's REIT Manager.

          Equity Percentage shall mean the following percentage for each Unconsolidated Affiliate which will be in effect whenever and for so long as the Unconsolidated Affiliate Ratio for that Unconsolidated Affiliate equals the corresponding amount:

     Unconsolidated Affiliate Ratio    Equity Percentage
     ------------------------------    -----------------

     1.5:1.0 or less                         100%

     Greater than 1.5:1.0 but less            50%
     than or equal to 1.86:1.0

     Greater than 1.86:1.0                     0%

     Eurodollar Business Day shall mean a Business Day on which transactions in United States dollar deposits between banks may be carried on in the London interbank dollar market.

     Eurodollar Interbank Rate shall mean, for each Interest Period, the rate of interest per annum, rounded, if necessary, to the next highest whole multiple of one-sixteenth per cent (1/16%), quoted by Agent at or before 11:00 a.m., London time (or as soon thereafter as practicable), on the date two (2) Eurodollar Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the London interbank dollar market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in the London interbank dollar market, of deposits in United States dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the Eurodollar Rate Borrowing to which such Interest Period relates. Each determination by Agent of the Eurodollar Interbank Rate shall be prima facie evidence thereof.

     Eurodollar Rate shall mean for any day a rate per annum equal to the sum of the Applicable Margin for that day plus the Adjusted Eurodollar Interbank Rate in effect on the first day of the Interest Period for the applicable Eurodollar Rate Borrowing. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in Section 3.5 hereof.

     Eurodollar Rate Borrowing shall mean that portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

     Eurodollar Reserve Requirement shall mean, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D, all as specified by any Governmental Authority, including but not limited to those imposed under Regulation D. Each determination of the Eurodollar Reserve Requirement by Agent shall be prima facie evidence thereof.

          Event of Default shall mean any of the events specified as an event of default in Section 7 of this Agreement, and Default shall mean any of such events, whether or not any requirement for notice, grace or cure has been satisfied.

          Federal Funds Effective Rate shall to the extent necessary be determined by the Agent separately for each day and shall for each such day be a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each such day (or if any such day is not a Business Day, for the next immediately preceding Business Day) by the Federal Reserve Bank of New York, or if the weighted average of such rates is not so published for any such day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

          Fixed Charge Coverage Ratio shall mean the ratio of (a) the Borrower's Funds From Operations plus all of the Borrower's Interest Expense for the period used to calculate Funds From Operations, less Unit Capital Expenditures, to (b) dividends of any kind or character or other proceeds paid or payable with respect to any Disqualified Stock, plus all of the principal payable and principal paid on the Borrower's Indebtedness other than (i) in the case of the Borrower, any scheduled principal payments on the Term Loans and (ii) any regularly scheduled principal payments on any Indebtedness which pays such Indebtedness in full, to the extent the amount of such final scheduled principal payment is greater than the scheduled principal payment immediately preceding such final scheduled principal payment, plus all of the Borrower's Interest Expense, in each case for the period used to calculate the Funds From Operations.

          Funding Loss shall mean, with respect to (a) Borrower's payment or prepayment of principal of a Eurodollar Rate Borrowing on a day other than the last day of the applicable Interest Period; (b) Borrower's failure to borrow a Eurodollar Rate Borrowing on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower, or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to Section 3.5, in each case whether voluntary or involuntary, any direct loss, expense, penalty, premium or liability incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain a Loan).

          Funds From Operations shall mean gross cash revenues (excluding unforfeited security deposits) actually received by the Borrower, less all cash disbursements characterized as expenses and all proper charges against income, plus depreciation of Property and deferred taxes, reserves and other non-cash charges, all determined in accordance with Generally Accepted Accounting Principles; provided, that there shall not be included in such revenues (i) any proceeds of any insurance policy other than rental or business interruption insurance received by the Borrower, (ii) any gain which is classified as "extraordinary" in accordance with Generally Accepted Accounting Principles, or
(iii) any capital gains. Funds From Operations will be calculated, on an annualized basis, on the four (4) calendar quarters immediately preceding the date of the calculation. Funds From Operations shall not be increased or decreased by gains or losses from sales of Property. Funds From Operations shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

          Generally Accepted Accounting Principles shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regularly retained by such Person and acceptable to the Agent, conforms at the time to generally accepted accounting principles, consistently applied. Generally Accepted Accounting Principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lenders or where a change therein has been concurred in by such Person's independent auditors, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If there is a change in such accounting practice as to the Borrower that could affect the Borrower's ability to comply with the terms of this Agreement, the parties hereto agree to review and discuss such changes in accounting practice and the terms of this Agreement for a period of no more than thirty (30) days with a view to amending this Agreement so that the financial measures of the Borrower's operating performance and financial condition are substantially the same after such change as they were immediately before such change.

          Governmental Authority shall mean any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Agent, any Lender or the Borrower or their respective Property.

          Historical Value shall mean the purchase price of Property (including improvements) and ordinary related purchase transaction costs, plus the cost of subsequent capital improvements made by the Borrower, less any provision for losses, all determined in accordance with Generally Accepted Accounting Principles. If the Property is purchased as a part of a group of properties, the Historical Value shall be calculated based upon a reasonable allocation of the aggregate purchase price by the Borrower for all purposes, and consistent with Generally Accepted Accounting Principles.

          Indebtedness shall mean and include, without duplication (1) all obligations for borrowed money, (2) all obligations evidenced by bonds, debentures, notes or other similar agreements, (3) all obligations to pay the deferred purchase price of Property or services, except trade accounts payable arising in the ordinary course of business (unless included in (6) below), (4) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, (5) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed, and (6) accounts payable, dividends of any kind or character or other proceeds payable with respect to any stock and accrued expenses which in the aggregate are in excess of five percent (5%) of the undepreciated value of the assets of the Borrower, in each case including Non-recourse Debt. Indebtedness shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

          Interest Expense shall mean all of a Person's paid, accrued or capitalized interest expense on such Person's Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), but excluding Construction Interest.

          Interest Options shall mean the Base Rate and the Eurodollar Rate, and "Interest Option" means either of them.

          Interest Payment Dates shall mean the first (1st) day of each calendar month and the Maturity Date, for both Base Rate Borrowings and Eurodollar Rate Borrowings.

          Interest Period shall mean, for each Eurodollar Rate Borrowing, a period commencing on the date such Eurodollar Rate Borrowing was made and ending on the numerically corresponding day which is, subject to availability, (a) one
(1), two (2), three (3) or six (6) months thereafter, or (b) seven (7), fourteen
(14) or twenty-one (21) days thereafter for no more than three (3) time periods each calendar year in connection with payments of the Loans because of debt and/or equity sales by the Borrower, changes in the Lender Commitments in connection with an extension pursuant to Section 9.1 hereof or sales of major assets by the Borrower; provided, (v) any Interest Period which would otherwise end on a day which is not a Eurodollar Business

Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (w) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of the appropriate calendar month; (x) no Interest Period shall ever extend beyond the Maturity Date; and (y) Interest Periods shall be selected by Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

     Legal Requirement shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     Lender Commitment means, for any Lender, the amount set forth opposite such Lender's name on its signature page of this Agreement, or as may hereafter become a signatory hereto.

     Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

     Loans shall mean the Loans described in Sections 2.1 and 2.2 hereof. Loan shall mean any such Loan.

     Majority Lenders shall mean the Lenders with an aggregate amount of at least sixty-six and 67/100 percent (66.67%) of the amount of the Commitment then outstanding.

     Material Adverse Change shall mean a change which could reasonably be expected to have a Material Adverse Effect.

     Material Adverse Effect means a material adverse effect on (a) the financial condition, or results of operations of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to perform its obligations under any Credit Document to which it is a party, (c) the validity or enforceability of any of such Credit Documents, or (d) the rights and remedies of Lenders and Agent under any of the Credit Documents.

     Maturity Date shall mean (a) the Revolving Credit Termination Date prior to any conversion of the Loans to the Term Loans, and (b) the Termination Date as to the Term Loans.

     Moody's Rating shall mean the senior unsecured debt rating from time to time received by the Borrower from Moody's Investor Service.

     Net Operating Income shall mean, for any income producing operating properties, the difference between (a) any cash rentals, proceeds and other income received from such Property (but excluding security or other deposits, late fees, early lease termination or other penalties, or other income of a non-recurring nature) during the determination period, less (b) all cash costs and expenses (excluding interest expense and any expenditures that are capitalized in accordance with Generally Accepted Accounting Principles) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such Property during the determination period. Net Operating Income shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Non-recourse Debt shall mean any Indebtedness the payment of which the Borrower or any of its Subsidiaries is not obligated to make other than to the extent of any security therefor.

     Notes shall mean the promissory notes of the Borrower described in Section
2.1 hereof, including the Swing Loan Note, any and all renewals, extensions, modifications, rearrangements and replacements thereof and any and all substitutions therefor, and Note shall mean any one of them.

     Obligations shall mean, as at any date of determination thereof, the sum of
(a) the aggregate amount of Loans outstanding hereunder plus (b) all other liabilities, obligations and Indebtedness of any Parties under any Credit Document.

     Officer's Certificate shall mean a certificate in the form attached hereto as Exhibit A.

     Operating Sub-Pool Value means, with respect to properties in the Operating Sub-Pool (as defined in Section 5.15 hereof), for the period being measured, the lesser of (a) the aggregate Historical Value of such properties; and (b) the sum of (i) the aggregate Net Operating Income of such properties that during such measurement period have reached the beginning of the first full calendar quarter after the Stabilization Date (the "Calculation Date") ((1) beginning with the Calculation Date until the end of the third full calendar quarter after the Stabilization Date, based on the annualized Net Operating Income from the Calculation Date until the time of measurement, and (2) after the third full calendar quarter after the Stabilization Date, based on the immediately preceding twelve (12) calendar month period) divided by nine and one-fourth percent (9.25%), plus (ii) the Historical Value of such properties that have not reached the Calculation Date during the measurement period.

     Organizational Documents shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Credit Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Lenders.

     Opinion Letters shall mean the opinion letters of independent counsel for the Borrower, each in Proper Form.

     Parties shall mean all Persons other than the Agent, the Co-Agent or any Lender executing any Credit Document.

     Past Due Rate shall mean, on any day, a rate per annum equal to the Ceiling Rate for that day, or only if applicable law imposes no maximum nonusurious rate of interest for that day, then the Past Due Rate for that day shall be a rate per annum equal to the Base Rate plus an additional three percent (3%) per annum, but in any event not to exceed the Ceiling Rate.

     Percentage shall mean the amount, expressed as a percentage, of each Lender Commitment as compared to the Commitment, set forth opposite the Lender's name on its signature page of this Agreement, or as may hereafter become signatory hereto.

     Permitted Encumbrances shall mean (a) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use; (b) the following: (i) Liens for taxes not yet due and payable, or being diligently contested in good faith, or where no Material Adverse Effect could reasonably be expected to result from such nonpayment or the imposition of such Lien; or (ii) materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness whose payment is not yet due, or that are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Borrower has established adequate reserves in accordance with Generally Accepted Accounting Principles; (c) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Borrower has established adequate reserves in accordance with Generally Accepted Accounting Principles; (d) Liens on real property which are insured around or against by title insurance; (e) Liens securing assessments or charges payable to a property owner association or similar entity which assessments are not yet due and payable or are being diligently contested in good faith; and (f) Liens securing this Agreement and Indebtedness hereunder.

     Person shall mean any individual, corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

     Prime Rate shall mean, as of a particular date, the prime rate of interest per annum most recently determined by the Agent and thereafter entered in the minutes of the Agent's Loan and Discount Committee, automatically fluctuating upward or downward with and at the time specified in each such determination without notice to Borrower or any other Person; each change in the Prime Rate shall be effective on the date such change is determined; which Prime Rate may not necessarily represent the Agent's lowest or best rate actually charged to a customer.

     Proper Form shall mean in form and substance satisfactory to the Lenders.

     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     Quarterly Unaudited Financial Statements shall mean the quarterly financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such quarter and an income statement for such fiscal quarter, and for the fiscal year to date, a statement of cash flows for such quarter and for the fiscal year to date, subject to normal year-end adjustments, and a detailed listing of the Borrower's Property and the Historical Value thereof, all setting forth in comparative form the corresponding figures for the corresponding fiscal period of the preceding year (or, in the case of the balance sheet, the end of the preceding fiscal year), prepared in accordance with Generally Accepted Accounting Principles except that the Quarterly Unaudited Financial Statements may contain condensed footnotes as permitted by regulations of the United States Securities and Exchange Commission, and certified as true and correct by a managing director or vice president of Borrower's REIT Manager. The Quarterly Unaudited Financial Statements shall be prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Rate Designation Date shall mean 12:00 noon, Houston, Texas time, on the date three (3) Eurodollar Business Days preceding the first day of any proposed Interest Period.

     Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member lenders of the Federal Reserve System.

     Request for Loan shall mean a written request substantially in the form of Exhibit B.

     Revolving Credit Termination Date shall mean the earlier to occur of (a) August 13, 1998 as the same may hereafter be accelerated pursuant to the provisions of any of the Credit Documents, and (b) the Conversion Date.

     S&P Rating shall mean the senior unsecured debt rating from time to time received by the Borrower from Standard & Poor's Corporation.

     Stabilization Date shall mean, with respect to a property, the earlier of
(a) twelve (12) months from the date of acquisition of an income producing property by the Borrower or twelve (12) months after substantial completion of construction or development of a new construction or development property, and
(b) the date on which the occupancy level is at least ninety percent (90%).

     Stated Rate shall, on any day, mean whichever of the Base Rate or the Eurodollar Rate has been designated and provided pursuant to this Agreement; provided that, if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balance of the Notes equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If the Notes mature (or are prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of the Credit Documents, Borrower promises to pay on demand to the order of the holders of the Notes interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on the Notes if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on the Notes if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued on the Notes to such maturity (or prepayment) date.

     Subsidiary shall mean, as to a particular parent entity, any entity of which more than fifty percent (50%) of the indicia of voting equity or ownership rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent entity, or by one or more of its other Subsidiaries.

     Swing Loan shall mean a Loan made pursuant to Section 2.1(c) hereof.

     Swing Loan Note shall mean that certain promissory note dated of even date herewith in the original principal amount of $75,000,000.00 executed by the Borrower payable to the order of TCB.

     Tangible Net Worth shall mean total assets (valued at cost without deduction for depreciation, and including the book value of equity investments in each Unconsolidated Affiliate multiplied by the Equity Percentage for that Unconsolidated Affiliate), less (1) all intangibles and (2) all liabilities (including contingent and indirect liabilities), all determined in accordance with Generally Accepted Accounting Principles. The term "intangibles" shall include, without limitation, (i) deferred charges, (ii) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (iii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term "liabilities" shall include, without limitation, (i) Indebtedness secured by Liens on Property of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof,
(ii) deferred liabilities, and (iii) obligations under leases which have been capitalized. Tangible Net Worth shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Taxes shall mean any tax, levy, impost, duty, charge or fee.

     Term Loan has the meaning given it in Section 2.2 hereof.

     Termination Date shall mean the date three (3) years after the Conversion Date, as the same may hereafter be accelerated pursuant to the provisions of any of the Credit Documents.

     Total Asset Value shall mean the sum of (a) the Borrower's aggregate Net Operating Income (based on the immediately preceding calendar quarter and annualized, and adjusted to exclude the Net Operating Income from any properties not owned for the full quarter and the properties described in (iii) below) divided by eight and three-fourths percent (8.75%), plus (b) the total book value of (i) properties acquired during the immediately preceding calendar quarter, (ii) land not yet being developed, and (iii) land (and any improvements being constructed thereon) on which the construction of new income producing improvements has been commenced and is continuing and for up to six
(6) months after completion of all improvements thereon, plus (c) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits, plus (d) the total book value of all of the Borrower's other assets not described in (a), (b) or (c) above, excluding all intangibles and all equity investments in Unconsolidated Affiliates, plus (e) the total book value of the Borrower's equity investments in each Unconsolidated Affiliate multiplied by the Equity Percentage for that Unconsolidated Affiliate. Total Asset Value shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Unconsolidated Affiliate shall mean, in respect of any Person, any other Person in whom such Person holds a voting equity or ownership interest and whose financial results would not be consolidated under Generally Accepted Accounting Principles with the financial results of such Person on the consolidated financial statements of such Person.

     Unconsolidated Affiliate Ratio shall mean, for each Unconsolidated Affiliate, the ratio of the Indebtedness of the Unconsolidated Affiliate to the Tangible Net Worth of the Unconsolidated Affiliate.

     Unit Capital Expenditure shall mean, on an annual basis, an amount equal to the product of (a) the number of apartment units contained in each completed, operating Property owned by Borrower and any Subsidiary as of the last day of each of the immediately preceding five (5) calendar quarters, divided by five
(5); and multiplied by (b) $200.00.

     The following terms shall have the respective meanings ascribed to them in the Uniform Commercial Code as enacted and in force in the State of Texas on the date hereof:

     accessions, continuation statement, fixtures, general intangibles, proceeds, security interest and security agreement.

 2.  The Loans.

     2.1 Advances. (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans (other than Swing Loans) prior to the Revolving Credit Termination Date to the Borrower not to exceed an amount (in the aggregate, the "Commitment") at any one time outstanding equal to the Lender's Lender Commitment. Each such request for a Loan by Borrower shall be deemed a request for a Loan from each Lender equal to such

Lender's Percentage of the aggregate amount so requested, and such aggregate amount shall be in an amount at least equal to $1,000,000.00 and equal to a multiple of $250,000.00, or the difference between the Commitment and the aggregate principal balance of the Notes, whichever is less. Each repayment of the Loans shall be deemed a repayment of each Lender's Loan equal to such Lender's Percentage of the amount so repaid. The obligations of the Lenders hereunder are several and not joint, and the preceding two sentences will give rise to certain inappropriate results if special provisions are not made to accommodate the failure of a Lender to fund a Loan as and when required by this Agreement; therefore, notwithstanding anything herein to the contrary, (A) no Lender shall be required to make Loans at any one time outstanding in excess of such Lender's Percentage of the Commitment and (B) if a Lender fails to make a Loan as and when required hereunder and Borrower subsequently makes a repayment on the Loans, such repayment shall be split among the non-defaulting Lenders ratably in accordance with their respective Percentages until each Lender has its Percentage of all of the outstanding Loans, and the balance of such repayment shall be divided among all of the Lenders in accordance with their respective Percentages. Notwithstanding the foregoing, borrowings and payments of Swing Loans shall be for TCB's own account. The Loans (other than Swing Loans) shall be evidenced by the Notes substantially in the form of Exhibit C attached hereto. The Borrower, the Agent and the Lenders agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, the Notes or any Loan.

     (b) The Borrower shall give the Agent notice of each borrowing to be made hereunder as provided in Section 3.1 hereof, and the Agent shall deliver same to each Lender promptly thereafter. Not later than 11:00 a.m., Houston, Texas time, on the date specified for each such borrowing hereunder other than Swing Loans, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to the Agent at the Agent's principal office in Houston, Texas, in immediately available funds, for the account of the Borrower. Such amounts received by the Agent will be held in Agent's general ledger account. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by wiring or otherwise transferring, in immediately available funds not later than 12:00 noon, Houston, Texas time, such amount to an account designated by the Borrower and maintained with Texas Commerce Bank National Association in El Paso, Texas or any other account or accounts which the Borrower may from time to time designate to the Agent by a written notice as the account or accounts to which borrowings hereunder are to be wired or otherwise transferred. TCB shall make available the amount of each Swing Loan by depositing the same in immediately available funds, in the foregoing account by 2:00 p.m., Houston, Texas time, on the date of the borrowing.

     (c) Subject to the terms and conditions hereof, if necessary to meet the Borrower's funding deadlines, TCB agrees to make Swing Loans to the Borrower at any time on or prior to the Revolving Credit Termination Date, not to exceed an amount at any one time outstanding equal to the lesser of (i) $75,000,000.00, or
(ii) the difference between the Commitment and the unpaid principal balance of all Loans. Swing Loans shall constitute "Loans" for all purposes hereunder. Notwithstanding the foregoing, the aggregate amount of all Loans (including, without limitation, all Swing Loans) shall not at any time exceed the Commitment. Each request for a Swing Loan shall be in an amount at least equal to $1,000,000.00 and equal to a multiple of $250,000.00. If necessary to meet the Borrower's funding deadlines, the Agent may treat any Request for Loan as a request for a Swing Loan from TCB and TCB may fund it as a Swing Loan. Within two (2) Business Days after each Swing Loan is funded, TCB shall request that each Lender, and each Lender shall, on the first Business Day after such request is made, purchase a portion of any one or more Swing Loans in an amount equal to that Lender's Percentage of such Swing Loans by funding under such Lender's Note, such purchase to be made in accordance with the terms of Section 2.1(b) of this Agreement just as if the Lender were funding directly to the Borrower under its Note (such that all Lenders other than TCB shall fund only under their respective Note and not under the Swing Loan Note). Unless the Agent knew or should have known when TCB funded a Swing Loan that the Borrower had not satisfied the conditions in this Agreement to obtain a Loan, each Lender's obligation to purchase an interest in the Swing Loans shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against TCB or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default or the termination of any Lender Commitment; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries; (iv) any breach of this Agreement or any other Credit Documents by the Borrower, any of its Subsidiaries, the Agent or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portion of a Swing Loan not so purchased and converted may be treated by TCB as a Loan which was not funded by the non-purchasing Lenders as contemplated in Section 2.1(a) of this Agreement, and as a funding by TCB under the Commitment in excess of TCB's Percentage. Each Swing Loan, once so sold, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Loan made under the Commitment and each Lender's Lender Commitment. The Swing Loans shall be evidenced by the Swing Loan Note substantially in the form of Exhibit C-1 attached hereto.

     2.2 Term Loan Conversion.

     (a) Subject to the terms and conditions of this Agreement, if any Extension Request (as defined in Section 9) shall be denied, the Borrower may elect to convert the aggregate unpaid principal amount of the Loans (other than the Swing Loans) outstanding on the date (if the conversion election is chosen, the "Conversion Date") one (1) year prior to the then existing Revolving Credit Termination Date into a term loan owing to each of the Lenders (each a "Term Loan"), so long as (i) the Borrower has given the Agent at least fifteen (15) days prior written notice of the Borrower's intention to so convert the Loans,
(ii) no amounts remain unpaid under the Swing Loan Note, and (iii) the conditions to make a Loan set forth in Section 3 are satisfied as of the Conversion Date. After the Conversion Date, the Borrower shall have no further right to receive, and no Lender shall have the obligation to make, any advances of Loans.

     (b) The Borrower shall repay the principal balance of each Term Loan in quarterly installments due on November 13 first following the Conversion Date, and continuing on the thirteenth (13th) day of each subsequent February, May, August and November until the Termination Date. The amount of each quarterly principal installment shall be equal to the following amount during the corresponding period:

         PERIOD                                     PAYMENT AMOUNT
         ------                                     --------------

During the first year after              Quarterly amount necessary to amortize
the Conversion Date                      the unpaid principal balance of the
                                         Term Loan on the Conversion Date over
                                         a seven (7) year period


During the second year after             Quarterly amount necessary to amortize
the Conversion Date                      the unpaid principal balance of the
                                         Term Loan on the Conversion Date
                                         over a five (5) year period


During the third year after              Quarterly amount necessary to amortize
the Conversion Date                      the unpaid principal balance of the
                                         Term Loan on the Conversion Date over
                                         a three (3) year.



Accrued and unpaid interest on the unpaid principal balance of the Term Loans shall continue to be due and payable on the Interest Payment Dates. The entire unpaid principal balance, and all accrued and unpaid interest thereon, of the Term Loans, together with all other amounts due under this Agreement, shall be due and payable in full on the Termination Date.

     2.3 Payments. (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower hereunder, under the Notes and under the other Credit Documents shall be made in immediately available funds to the Agent at its principal office in Houston, Texas (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 12:00 noon Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

     (b) The Borrower may, at the time of making each payment hereunder, under any Note or under any other Credit Document, specify to the Agent the Loans or other amounts payable by the Borrower hereunder or thereunder to which such payment is to be applied (and in the event that it fails so to specify, such payment shall be applied to the Loans (first to the Swing Loans) or, if no Loans are outstanding, to other amounts then due and payable, provided that if no Loans or other amounts are then due and payable or an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation Section 2.4 hereof). Each payment received by the Agent hereunder, under any Note or under any other Credit Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If the Agent receives a payment for the account of a Lender prior to 12:00 noon Houston, Texas time, such payment must be delivered to the Lender on that same day and if it is not so delivered due to the fault of the Agent, the Agent shall pay to the Lender entitled to the payment the interest accrued on the amount of the payment pursuant to said Lender's Note from the date the Agent receives the payment to the date the Lender received the payment. The Agent may apply payments received from the Borrower to pay any unpaid principal and interest on the Swing Loans before making payment to each Lender of amounts due under the Notes other than the Swing Loan Note.

     (c) If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day or a Eurodollar Business Day, as the case may be, the due date for such payments shall be extended to the next succeeding Business Day or Eurodollar Business Day, respectively, and interest shall be payable for any principal so extended for the period of such extension; provided, however, that with respect to Eurodollar Rate Borrowings if such extension would cause the Eurodollar Business Day of payment to fall in another calendar month, the payment shall be due on the Eurodollar Business Day next preceding the due date of the payment.

     (d) The Borrower shall give the Agent at least one (1) Business Day's prior written notice of the Borrower's intent to make any payment of principal or interest under the Credit Documents not scheduled to be paid under the Credit Documents. Any such notification of payment shall be irrevocable after it is made by the Borrower. Upon receipt by the Agent of such notification of payment, it shall deliver same to the other Lenders.

     2.4 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1(a) hereof shall be made ratably from the Lenders on the basis of their respective Percentages, each payment of the Fee (hereinafter defined) shall be made for the account of the Lenders, and shall be applied, pro rata, according to the Lenders' respective Lender Commitment; and (b) each payment by the Borrower of principal or interest on the Loans other than the Swing Loans, of any other sums advanced by the Lenders pursuant to the Credit Documents, and of any other amount owed to the Lenders other than the Fee, payments of Swing Loans, or any other sums designated by this Agreement as being owed to a particular Lender, shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans (other than Swing Loans) held by the Lenders. Payments of Swing Loans shall be for TCB's own account.

     2.5 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan (or purchase of a portion of a Swing Loan) to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available by the Agent together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) the Past Due Rate for such period if the recipient returning a Required Payment is the Borrower, or (b) the Federal Funds Effective Rate for such period if the recipient returning a Required Payment is the Agent or a Lender.

     2.6 Sharing of Payments, Etc. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of its offices, against any principal of or interest on any of such Lender's Loans to the Borrower hereunder, or other Obligations of the Borrower hereunder, which is not paid (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement (other than Swing Loans made by TCB), or other Obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders portions of the Loans made or other Obligations held (other than Swing Loans made by TCB), by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     2.7 Fees. The Borrower shall pay to the Agent for the account of each Lender fees (collectively, the "Fee") equal to (a) an amount payable as a commitment fee by the Borrower to the Agent for the account of each Lender equal to the portion of the daily unused amount of the Commitment (Swing Loans shall be deemed to be a utilization of the Commitment solely for the purposes of this
Section 2.7(a)) listed below multiplied by the corresponding rate per annum applicable to that portion:

     Unused Commitment                        Rate
     -----------------                        ----

Up to but not including $115,000,000         0.1250%

$115,000,000 up to and including
$230,000,000                                 0.1875%

Over $230,000,000                            0.2500%

such commitment fee to be payable in arrears on or before the tenth (10th) day of each April, July, October and January, (b) if the Revolving Credit Termination Date is extended pursuant to Section 9 of this Agreement, an amount payable as an extension fee by the Borrower to the Agent for the account of each Lender that extends its Loans equal to 0.1500% of each Lender's Lender Commitment at that time payable on the Determination Date, and (c) if the Loans are converted to the Term Loans pursuant to Section 2.2 of this Agreement, an amount payable as a conversion fee by the Borrower to the Agent for the account of each Lender that converts its Loans equal to one-fourth of one percent (1/4%) of the aggregate unpaid principal balance of each Loan on the date one (1) year after the Conversion Date payable to each Lender on the date one (1) year after the Conversion Date, plus one-fourth of one percent (1/4%) of the aggregate unpaid principal balance of each Loan on the date (2) years after the Conversion Date payable to each Lender on the date two (2) years after the Conversion Date if any portion of the Term Loan is unpaid on that date. The Fee shall not be refundable (except as required by Section 3.1(c) of this Agreement). Any portion of the Fee which is not paid by the Borrower when due shall bear interest at the Past Due Rate from the date due until the date paid by the Borrower. The Fee shall be calculated on the actual number of days elapsed in a year deemed to consist of 360 days.

 3.  Conditions.
     ----------

     3.1 All Loans. The obligation of any Lender to make any Loan is subject to the accuracy of all representations and warranties of the Borrower on the date of such Loan, to the performance by the Borrower of its obligations under the Credit Documents and to the satisfaction of the following further conditions:
(a) the Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) a Request for Loan (i) by 11:00 a.m., Houston, Texas time, one (1) Business Day before the date (which shall also be a Business
Day) of the proposed Loan which is to be a Base Rate Borrowing (other than Swing Loans), (ii) by 11:00 a.m., Houston, Texas time, on the same Business Day of any proposed Swing Loan, provided that by 11:00 a.m., Houston, Texas time on the date of the proposed Swing Loan, Borrower shall also have notified TCB by telephone of its request for a Swing Loan, or (iii) by the Rate Designation Date of the proposed Loan which is to be a Eurodollar Rate Borrowing; and (2) such other documents as the Agent may reasonably require to satisfy itself or the request of any Lender; (b) no Default or Event of Default shall have occurred and be continuing; (c) the making of the Loan shall not be prohibited by any Legal Requirement (in which event the applicable portion of the Fee will not be charged to the Borrower); (d) the Borrower shall have paid all legal fees and expenses of the type described in Section 5.10 hereof through the date of such Loan; and (e) in the case of a Loan other than a Swing Loan, all Swing Loans then outstanding shall have been paid or shall be paid with the proceeds of such Loan.

     3.2 First Loan. In addition to the matters described in Section 3.1 hereof, the obligation of the Lenders to make the first Loan under this Agreement is subject to the receipt by the Lenders of each of the following, in Proper Form: (a) the Notes, executed by the Borrower; (b) a certificate executed by the Secretary of the Borrower dated as of the date hereof; (c) a certificate from the Secretary of State or other appropriate public official of Maryland as to the continued existence and good standing of the Borrower; (d) a certificate from the appropriate public official of every state where the location of the Borrower's Property requires it to be qualified to do business as to the due qualification and good standing of the Borrower; (e) a legal opinion from independent counsel for the Borrower as to the matters set forth on Exhibit D acceptable to the Lenders; (f) policies of insurance addressed to the Agent reflecting the insurance required by Section 5.7 hereof; and (g) an Officer's Certificate in the form of Exhibit A; and to the further condition that, at the time of the initial Loan, all legal matters incident to the transactions herein contemplated shall be satisfactory to Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Agent.

     3.3 Options Available. The outstanding principal balance of the Notes shall bear interest at the Base Rate; provided, that (1) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balance of the Notes, other than the Swing Loan Note, from time to time outstanding bear interest at a Eurodollar Rate. The records of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be prima facie evidence thereof. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate is to apply.

     3.4 Designation and Conversion. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Event of Default has occurred and is continuing and subject to the provisions of Section 3.5, Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of the Notes, other than the Swing Loan Note. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balance of the Notes. The Interest Options shall be designated or converted in the manner provided below:

     (a) Borrower shall give Agent a Request for Loan. Each such written notice shall specify the amount of Loan which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period, if any, selected by Borrower. The Request for Loan shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Date. The Agent shall promptly deliver the Request for Loan to the Lenders.

     (b) No more than twelve (12) Eurodollar Rate Borrowings with twelve (12) Interest Periods shall be in effect at any time.

     (c) Each designation or conversion of a Eurodollar Rate Borrowing shall occur on a Eurodollar Business Day.

     (d) Except as provided in Section 3.5 hereof, no Eurodollar Rate Borrowing shall be converted on any day other than the last day of the applicable Interest Period.

     (e) Unless a Request for Loan to the contrary is received as provided in this Agreement, each Eurodollar Rate Borrowing will convert to a Base Rate Borrowing after the expiration of the Interest Period.


     3.5  Special Provisions Applicable to Eurodollar Rate Borrowings.
          -----------------------------------------------------------

     (a) Options Unlawful. If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Lenders with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any Eurodollar Rate Borrowing, the commitment of the Lenders to establish or maintain such Eurodollar Rate Borrowing shall forthwith be suspended until such condition shall cease to exist and Borrower shall forthwith, upon demand by Agent to Borrower, (1) convert the Eurodollar Rate Borrowing with respect to which such demand was made to a Base Rate Borrowing;
(2) pay all accrued and unpaid interest to date on the amount so converted; and
(3) pay any amounts required to compensate the Lenders for any additional cost or expense which the Lenders may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which the Lenders may incur as a result of such conversion. If, when Agent so notifies Borrower, Borrower has given a Request for Loan specifying a Eurodollar Rate Borrowing but the selected Interest Period has not yet begun, such Request for Loan shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Request for Loan shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

     (b) Increased Cost of Borrowings. If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive of general applicability (whether or not having the force of law) of any central bank or Governmental Authority shall at any time as a result of any portion of the principal balance of the Notes being maintained on the basis of a Eurodollar Rate:

     (1) subject any Lender (or make it apparent that any Lender is subject) to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any Eurodollar Rate Borrowing or other amount due hereunder, other than income and franchise taxes of the United States and its political subdivisions; or

     (2) change the basis of taxation of payments due from Borrower to any Lender under any Eurodollar Rate Borrowing (otherwise than by a change in the rate of taxation of the overall net income of a Lender); or

     (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable Eurodollar Rate), special deposit requirement or similar requirement (including, but not limited to, state law require ments and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by any Lender, or against deposits or accounts in or for the account of any Lender, or against loans made by any Lender, or against any other funds, obligations or other property owned or held by any Lender; or

     (4) impose on any Lender any other condition regarding any Eurodollar Rate Borrowing;

     and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such Eurodollar Rate Borrowing, or reduce the amount of principal or interest received by any Lender, then, upon demand by Agent, Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts which shall compensate such Lender for such increased cost or reduced amount. Agent will promptly notify Borrower in writing of any event which will entitle any Lender to additional amounts pursuant to this paragraph. A Lender's determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be prima facie evidence thereof. Borrower shall have the right, if it receives from Agent any notice referred to in this paragraph, upon three Business Days' notice to Agent, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the Eurodollar Rate Borrowing which is the subject of the notice to a Base Rate Borrowing; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate a Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and

     (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion.

     (c) Inadequacy of Pricing and Rate Determination. If for any reason with respect to any Interest Period Agent shall have determined (which determination shall be prima facie evidence thereof) that:


     (1) Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

     (2) by reason of circumstances affecting the applicable market generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable Eurodollar Rate Borrowing requested by Borrower, or

     (3) any applicable Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making and maintaining such Eurodollar Rate Borrowing hereunder for any proposed Interest Period, then Agent shall give Borrower notice thereof and thereupon, (A) any Request for Loan previously given by Borrower designating the applicable Eurodollar Rate Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Request for Loan requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable Eurodollar Rate Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

     (d) Funding Losses. Borrower shall indemnify the Agent and each Lender against and hold the Agent and each Lender harmless from any Funding Loss. This agreement shall survive the payment of the Notes. A certificate as to any additional amounts payable pursuant to this subsection and setting forth the reasons for the Funding Loss submitted by Agent to Borrower shall be prima facie evidence thereof.

     3.6 Funding Offices; Adjustments Automatic. Any Lender may, if it so elects, fulfill its obligation as to any Eurodollar Rate Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to, or for the account of, any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other person or entity, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement.

     3.7 Funding Sources, Payment Obligations. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Rate Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period. Notwithstanding the foregoing, Funding Losses, increased costs and other obligations relating to Eurodollar Rate Borrowings described in Section 3.5 of this Agreement will only be paid by the Borrower as and when actually incurred by the Lenders.

     3.8 Mitigation, Non-Discrimination. (a) Each Lender will notify the Borrower through the Agent of any event occurring after the date of this Agreement which will require or enable such Lender to take the actions described in Sections 3.5(a) or (b) of this Agreement as promptly as practicable after it obtains knowledge thereof and determines to request such action, and (if so requested by the Borrower through the Agent) will designate a different lending office of such Lender for the applicable Eurodollar Rate Borrowing or will take such other action as the Borrower reasonably requests if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such action and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender will have no obligation to designate a different lending office which is located in the United States of America).

          (b) None of the Lenders shall be able to pass through to the Borrower changes and costs under Section 3.5 of this Agreement on a discriminating basis, such that such changes and costs are not also passed through by each Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through.

          (c) If any Lender elects under Section 3.5 of this Agreement to suspend or terminate the availability of Eurodollar Rate Borrowings for any material period of time, and the event giving rise to such election is not generally applicable to all of the Lenders, the Borrower may within sixty (60) days after notification of such Lender's election, and so long as no Event of Default is then in existence, either (i) demand that such Lender, and upon such demand, such Lender shall promptly, assign its Lender Commitment to another financial institution subject to and in accordance with the provisions of
Section 10.5 of this Agreement for a purchase price equal to the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to such Lender pursuant to this Agreement, or (ii) pay such Lender the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to such Lender pursuant to this Agreement, whereupon, such Lender shall no longer be a party to this Agreement or have any rights or obligations hereunder or under any other Credit Documents, and the Commitment shall immediately and permanently be reduced by an amount equal to the Lender Commitment of such Lender.

 4.  Representations and Warranties.
     ------------------------------

     To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Agent and the Lenders as follows:

     4.1. Organization. The Borrower is duly organized, validly existing and in good standing as a real estate investment trust under the laws of the state of Maryland; has all power and authority to conduct its business as presently conducted; and is duly qualified to do business and in good standing in every state where the location of its Property requires it to be qualified to do business, unless the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     4.2 Financial Statements. The financial statements delivered to the Agent fairly present, in accordance with Generally Accepted Accounting Principles (provided, however, that the Quarterly Unaudited Financial Statements are subject to normal year-end adjustments and may contain condensed footnotes as permitted by regulations of the United States Securities and Exchange Commission), the financial condition and the results of operations of the Borrower as at the dates and for the periods indicated. No Material Adverse Change has occurred since the dates of such financial statements. The Borrower is not subject to any instrument or agreement which would materially prevent it from conducting its business as it is now conducted or as it is contemplated to be conducted.

     4.3 Enforceable Obligations; Authorization. The Credit Documents are legal, valid and binding obligations of the Parties, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Credit Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Parties; do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Parties or any of their respective Property may be bound or affected, except where such breach or default could not reasonably be expected to have a Material Adverse Effect; and do not and will not result in the creation of any Lien upon any Property of any of the Parties except as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained except where the lack thereof could not reasonably be expected to have a Material Adverse Effect.

     4.4 Other Debt. The Borrower is not in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party which default could reasonably be expected to have a Material Adverse Effect.

     4.5 Litigation. There is no litigation or administrative proceeding pending or, to the knowledge of the Borrower, threatened against, or any outstanding judgment, order or decree affecting, the Borrower before or by any Governmental Authority which is not adequately covered by insurance or which, if determined adversely to the Borrower could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any judgment, order or decree of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

     4.6 Taxes. The Borrower has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained, those which are being contested in good faith and those for which the Borrower's failure to file a return or pay could not reasonably be expected to have a Material Adverse Effect.

     4.7 Regulation U. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose that would constitute this transaction a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     4.8 Subsidiaries. The Borrower has no Subsidiaries which individually or in the aggregate own more than twenty-five percent (25%) in value of the Borrower's and the Subsidiaries' consolidated assets determined in accordance with Generally Accepted Accounting Principles. Each of the Borrower's Subsidiaries is a "qualified REIT subsidiary" under Section 856 of the Code.

     4.9 Securities Act of 1933. Other than the Agent's efforts in syndicating the Loans (for which the Agent is responsible) neither the Borrower nor any agent acting for it has offered the Notes or any similar obligation of the Borrower for sale to or solicited any offers to buy the Notes or any similar obligation of the Borrower from any Person other than the Agent or any Lender, and neither the Borrower nor any agent acting for it will take any action which would subject the sale of the Note to the provisions of Section 5 of the Securities Act of 1933, as amended.

     4.10 No Contractual or Corporate Restrictions. The Borrower is not a party to, or bound by, any contract, agreement or charter or other corporate restriction materially and adversely affecting its business, Property, assets, operations or condition, financial or otherwise.

     4.11 Investment Company Act Not Applicable. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     4.12 Public Utility Holding Company Act Not Applicable. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      4.13 ERISA Not Applicable. The Borrower is not subject to any requirements of the Employee Retirement Income Security Act of 1974 as amended from time to time, or any rules, regulations, rulings or interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

 5.  Affirmative Covenants.
     ---------------------

     The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will do, and if necessary cause to be done, each and all of the following:

     5.1   Taxes, Insurance, Existence, Regulations, Property, etc. At all times
(a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or

Property, unless and only to the extent that the same shall be contested in good faith and reserves which are adequate under Generally Accepted Accounting Principles have been established therefor, or unless such failure to pay could not reasonably be expected to have a Material Adverse Effect; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all States where such qualification is necessary or desirable, except where failure to obtain the same could not reasonably be expected to have a Material Adverse Effect; (c) comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property except where failure to so comply could not reasonably be expected to have a Material Adverse Effect; and (d) cause its Property to be protected, maintained and kept in good repair (reasonable wear and tear excepted) and make all replacements and additions to its Property as may be reasonably necessary to conduct its business.

     5.2 Financial Statements and Information. Furnish to the Agent each of the following: (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, Annual Audited Financial Statements of the Borrower (which shall include an unaudited statement of Funds From Operations); (b) as soon as available and in any event within 45 days after the end of each quarter (except the last quarter) of each fiscal year of the Borrower, Quarterly Unaudited Financial Statements of the Borrower (which shall include a statement of Funds From Operations); (c) concurrently with the financial statements provided for in Subsections 5.2(a) and (b) hereof, an Officer's Certificate, together with such schedules, computations and other information (including, without limitation, if provided to Borrower information as to Unconsolidated Affiliates of the Borrower), in reasonable detail, as may be required by the Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified as true, correct and complete by a managing director, vice president or controller of Borrower's REIT Manager; (d) promptly after the filing thereof, all reports to or filings made by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, including, without limitation, registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents); (e) within two (2) Business Days after the receipt thereof, a copy of the notification to the Borrower of the Borrower's S&P Rating or Moody's Rating, or change therein, and (f) such other information relating to the financial condition and affairs of the Borrower as from time to time may be reasonably requested by any Lender. The Agent will send to each Lender the information received by the Agent pursuant to this Section 5.2 promptly after the receipt thereof by Agent.

     5.3 Financial Tests. Have and maintain, on a consolidated basis in accordance with Generally Accepted Accounting Principles: (a) a Debt to Tangible Net Worth Ratio no greater than 1.0:1.0 at all times; (b) a Coverage Ratio of not less than 2.0:1.0 at all times; (c) a Fixed Charge Coverage Ratio of not less than 1.4:1.0 at all times; (d) a Tangible Net Worth of at least

One Billion Dollars ($1,000,000,000.00) at all times; and (e) a Debt to Total Asset Value Ratio no greater than (i) fifty-five percent (55%) during the first year after the Conversion Date, if any, and (ii) fifty percent (50%) thereafter.

     5.4 Inspection. In order to permit the Agent to ascertain compliance with the Credit Documents, during normal business hours permit the Agent to inspect its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as a Lender may reasonably desire.

     5.5 Further Assurances. Promptly execute and deliver any and all other and further instruments which may be requested by the Agent to cure any defect in the execution and delivery of any Credit Document or more fully to describe particular aspects of the Borrower's agreements set forth in the Credit Documents or so intended to be.

     5.6 Books and Records. Maintain books of record and account in accordance with Generally Accepted Accounting Principles.

     5.7 Insurance. Maintain insurance with such insurers, on such of its properties, in such amounts and against such risks as is consistent with insurance maintained by businesses of comparable type and size in the industry, and furnish the Agent satisfactory evidence thereof promptly upon request.

     5.8 Notice of Certain Matters. Notify the Agent promptly upon acquiring knowledge of the occurrence of any of the following: the institution or threatened institution of any lawsuit or administrative proceeding affecting the Borrower in which the claim exceeds $250,000.00 and if determined adversely could have a Material Adverse Effect; when the Borrower believes that there has been a Material Adverse Change; or the occurrence of any Event of Default or any Default. The Borrower will notify the Agent in writing at least thirty (30) Business Days prior to the date that the Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

     5.9 Use of Proceeds. The proceeds of the Loans will be used for general business purposes including (without limitation) for acquisition of multi-family real estate properties, for the development and enhancement of multi-family real estate properties, for investment in convertible mortgages issued by Homestead Village Properties Incorporated or for the costs of construction of multi-family real estate projects owned or to be acquired by the Borrower.

Notwithstanding the foregoing, none of the proceeds of the Loans will be used to finance, fund or complete any hostile acquisition of any Person.

     5.10 Expenses of and Claims Against the Agent and the Lenders. To the extent not prohibited by applicable law, the Borrower will pay all reasonable costs and expenses incurred to third parties and reimburse the Agent and each Lender, as the case may be, for any and all reasonable expenditures of every character incurred or expended from time to time, in connection with (a) regardless of whether a Default or Event of Default shall have occurred, the Agent's preparation, negotiation and completion of the Credit Documents, and (b) during the continuance of an Event of Default, all costs and expenses relating to the Agent's and such Lender's exercising any of its rights and remedies under this or any other Credit Document, including, without limitation, attorneys' fees, legal expenses, and court costs; provided, that no rights or option granted by the Borrower to the Agent or any Lender or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on the Agent or any Lender to supervise, monitor or control any aspect of the character or condition of any property or any operations conducted in connection with it for the benefit of the Borrower or any other person or entity other than the Agent or such Lender. Notwithstanding the foregoing, the Borrower shall not be charged with any cost or expense incurred by the Agent or any Lender relating to disputes or claims among or between the Agent, the Lenders, or any of them unless during the continuance of an Event of Default and related to details of enforcement of the Lenders' rights under the Credit Documents.

     5.11 Legal Compliance; Indemnification. The Borrower shall operate its Property and businesses in full compliance with all Legal Requirements. It shall not constitute an Event of Default if there is a failure to comply with any Legal Requirement which failure could not reasonably be expected to have a Material Adverse Effect. The Borrower shall indemnify the Agent and each Lender, their directors, officers, employees and shareholders (the "Indemnified Parties") for and defend and hold the Indemnified Parties harmless against any and all claims, demands, liabilities, causes of action, penalties, obligations, damages, judgments, deficiencies, losses, costs or expenses (including, without limitation, interest, penalties, attorneys' fees, and amounts paid in settlement) threatened or incurred by reason of, arising out of or in any way related to any failure of the Borrower to so comply with the provisions of any Legal Requirement, this Agreement or the other Credit Documents, and any and all matters arising out of any act, omission, event or circumstance, regardless of whether the act, omission, event or circumstance constituted a violation of any such Legal Requirement, this Agreement or the other Credit Documents at the time of its existence or occurrence. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH LENDER PURSUANT TO THIS SECTION REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCES OR

CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY THE AGENT'S OR SUCH LENDER'S NEGLIGENCE (SIMPLE, BUT NOT GROSS NEGLIGENCE). The Borrower will comply with all Legal Requirements to maintain, and will at all times qualify as and maintain, its status as a real estate investment trust under Section 856(c)(1) of the Code.

     5.12 Borrower's Performance. If the Borrower should fail to comply with any of the agreements, covenants or obligations of the Borrower under this Agreement or any other Credit Document, then the Agent (in the Borrower's name or in Agent's name) may perform them or cause them to be performed for the account of the Borrower and at the Borrower's sole expense, but shall not be obligated to do so. Any and all expenses thus incurred or paid by the Agent and by any Lender shall be the Borrower's demand obligations to the Agent or such Lender and shall bear interest from the date of demand therefor until the date that the Borrower repays it to the Agent or the applicable Lender at the Past Due Rate. Upon making any such payment or incurring any such expense, the Agent or the applicable Lender shall be fully subrogated to all of the rights of the Person receiving such payment. Any amounts owing by the Borrower to the Agent or any Lender pursuant to this provision or any other provision of this Agreement shall automatically and without notice be secured by any collateral provided by the Credit Documents. The amount and nature of any such expense and the time when paid shall, absent manifest error, be fully established by the affidavit of the Agent or the applicable Lender or any of the Agent's or the applicable Lender's officers or agents.

     5.13 Professional Services. Promptly upon the Agent's request to satisfy itself or the request of any Lender, the Borrower, at the Borrower's sole cost and expense, provided, however, that so long as no Event of Default has occurred and is continuing, such items will not be at the Borrower's expense, shall: (a) allow an inspection and/or appraisal of the Borrower's Property to be made by a Person approved by the Agent in its sole discretion; and (b) if the Agent believes that an Event of Default has occurred or is about to occur, cause to be conducted or prepared any other written report, summary, opinion, inspection, review, survey, audit or other professional service relating to the Borrower's Property or any operations in connection with it (all as designated in the Agent's request), including, without limitation, any accounting, auctioneering, architectural, consulting, engineering, design, legal, management, pest control, surveying, title abstracting or other technical, managerial or professional service relating to such property or its operations.

     5.14 Capital Adequacy. (a) If after the date of this Agreement, the Agent or any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy of general applicability, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by the Agent or such Lender to be material, then from time to time, the Borrower shall pay to the Agent or such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction.


          (b) A certificate of the Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate the Agent or such Lender as specified in Section 5.14(a) hereof and making reference to the applicable law, rule or regulation shall be delivered as soon as practicable to the Borrower and shall be prima facie evidence thereof. The Borrower shall pay the Agent or such Lender the amount shown as due on any such certificate within fourteen (14) Business Days after the Agent or such Lender delivers such certificate. In preparing such certificate, the Agent or such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

     5.15 Property Pool. The Borrower will at all times own fee simple title to real estate properties that are not mortgaged, pledged, hypothecated, or encumbered in any manner other than Permitted Encumbrances (the "Pool") with an aggregate Historical Value (plus all cash balances held by the Borrower if and whenever the unpaid balance of the Loans is zero) of at least one hundred seventy-five percent (175%) of the Borrower's unsecured Indebtedness outstanding from time to time, with the following characteristics: (a) the Pool must include income producing operating properties (the "Operating Sub-Pool") with an aggregate Operating Sub-Pool Value of at least one hundred fifty percent (150%) of the Borrower's unsecured Indebtedness outstanding from time to time, (b) each individual property in the Operating Sub-Pool must have an occupancy level of at least eighty percent (80%), where such occupancy level is the average of the actual occupancy level for each of the immediately preceding three (3) months,
(c) any properties added to the Operating Sub-Pool after the date of this Agreement must be multifamily properties, and (d) the Borrower must have received from third party independent environmental consultants, written assessments for each property in, or to be added to, the Operating Sub-Pool that do not disclose any material environmental conditions or risks related to such properties. If requested by the Agent and\or the Co-Agent, the Borrower will provide to the Agent and the Co-Agent written assessments from third party independent environmental consultants for all real estate properties acquired after the date of this Agreement. If the Agent determines that there are material environmental conditions existing on or risks to such properties, the properties will be excluded from the Pool.


 6.  Negative Covenants.

     The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will not do any of the following:

     6.1 Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Indebtedness with a final maturity of five (5) years or less (not including any renewal or extension options) in excess of $400,000,000.00 in the aggregate, in all cases whether direct, indirect, absolute, contingent or otherwise; except (a) Indebtedness incurred by Borrower which has an S&P Rating of BBB- or better and a Moody's Rating of Baa3 or better at the time of issuance, (b) Non-recourse Debt, (c) Indebtedness in the final five (5) years or less of a full payment amortization schedule providing for periodic payments over the remaining life where no more than fifty percent (50%) of the original loan amount is amortized in said final five (5) year or less period, (d) credit enhancement provided by or on behalf of the Borrower for tax exempt bonds if said credit enhancement has an expiration date or a maturity date of one (1) year or more, and (e) Indebtedness secured by multifamily real estate properties and assumed by Borrower in connection with the purchase of said properties by Borrower (but not incurred or assumed in anticipation of such purchase) not to exceed $50,000,000.00 in the aggregate. For the purposes of the foregoing calculation under (c) above, simultaneously issued tranches of Indebtedness under the same indenture shall be combined and treated as a single debt issuance.

     6.2 Mergers, Consolidations and Acquisitions of Assets. In any single transaction or series of related transactions, directly or indirectly: (a) liquidate or dissolve; (b) other than a merger or consolidation in which the Borrower is the surviving entity and the value of the assets of the other party to such merger or consolidation is less than twenty percent (20%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles) after such merger or consolidation, be a party to any merger or consolidation; (c) other than an acquisition in which the Borrower acquires all or substantially all of the assets of another Person and the value of the assets acquired is less than twenty percent (20%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles) after such acquisition, acquire all or substantially all of the assets of any Person; or (d) except for periodic sales not exceeding twenty-five percent

(25%) of the Borrower's total assets on a consolidated basis (in accordance with Generally Accepted Accounting Principles) in any calendar year, or sales or leases executed in the ordinary course of business, sell, convey or lease all or any substantial part of its assets.

      6.3 Redemption. At any time redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock if such action would cause the Borrower to not be in compliance with this Agreement.

      6.4 Nature of Business; Management. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged; amend the Borrower's agreements with Borrower's REIT Manager if such amendments would materially increase amounts payable thereunder to Borrower's REIT Manager or which would violate any provision of the Credit Documents; or terminate or allow the termination (whether voluntary or involuntary) of the Borrower's agreements with Borrower's REIT Manager unless within thirty (30) days thereafter Borrower's REIT Manager is replaced by an advisor or management team pursuant to an agreement which is in compliance with the requirements of the North American Security Administrators Association's Statement of Policy for Real Estate Investment Trusts and which is otherwise satisfactory to the Agent and the Majority Lenders.

      6.5 Transactions with Related Parties. Enter into any transaction or agreement with any officer, director, or holder of more than five percent (5%) (based on voting rights) of the issued and outstanding capital stock of the Borrower (or any Affiliate of the Borrower), unless the same is upon terms substantially similar to those obtainable from qualified wholly unrelated sources, or complies with the requirements of the Statement of Policy for Real Estate Investment Trusts promulgated by the North American Security Administrators Association, as amended from time to time. Agent and each Lender hereby consent to (a) the contribution to Homestead Village Properties Incorporated of all of the Homestead Village assets owned by the Borrower in exchange for common stock and warrants to be transferred to the Borrower's shareholders promptly after receipt by the Borrower, and (b) the retention by Borrower of mortgages convertible into common stock of Homestead Village Properties Incorporated securing amounts funded by the Borrower (irrespective of the face amount of the convertible mortgages) which do not exceed $230,000,000.00, in each case to the extent not on terms substantially similar to those obtainable from unrelated sources.

      6.6 Loans and Investments. Make any loan, advance, extension of credit or capital contribution to, or make or have any investment in, any Person, or make any commitment to make any such extension of credit or investment, except
(a) travel advances in the ordinary course of business to officers, employees and agents; (b) readily marketable securities issued or fully guaranteed by the United States of America (or investments or money market accounts consisting of the same); (c) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or A-1 by Standard and Poor's Corporation (or investments or money market accounts consisting of the same); (d) certificates of deposit or repurchase certificates issued by financial institutions acceptable to the Agent (or investments or money market accounts consisting of the same), all of the foregoing b, c and d not having a maturity of more than one (1) year from the date of issuance thereof; (e) securities received in settlement of liabilities created in the ordinary course of business, or securities in Persons engaged primarily in the business of investment in and operation of commercial real estate properties received in exchange for Property sold to such Persons so long as the market value of such securities does not exceed ten percent (10%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles) prior to such investment; (f) investments in Subsidiaries through which the Borrower invests in real estate assets and acquisition and/or construction loans encumbered by Property of or to be acquired by the Borrower; (g) the Borrower's existing forty percent (40%) joint venture interest investment in KP/M PTA Joint Venture I and investments in Unconsolidated Affiliates that are engaged primarily in the business of investment in and operation of multifamily real estate properties, so long as the aggregate amount of such investments described in this (g) does not exceed fifteen percent (15%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles) after giving effect to such investments; (h) equity investments or capital contributions in, and loans, advances, and extensions of credit to, PTR Development Services, so long as (1) the equity investments or capital contributions do not exceed $10,000,000.00, (2) the loans, advances and extensions of credit are secured by valid and enforceable first priority liens on real estate, (3) the Borrower shall at all times beneficially own at least ninety percent (90%) of the economic interest in PTR Development Services, and
(4) the financial condition and results of operations of PTR Development Services shall be consolidated with those of the Borrower for purposes of the Borrower's financial statements; (i) loans, advances, and extensions of credit to Persons (who are not Affiliates of the Borrower) secured by valid and enforceable first priority liens on real estate for the purpose of acquiring and developing multifamily properties for eventual ownership by, or to be acquired by, the Borrower prior to, or within a reasonable period of time consistent with a business purpose after, the completion of construction or development of such multifamily property; (j) investments permitted under Section 6.2 of this Agreement, and (k) loans, advances and extensions of credit to Homestead Village Properties Incorporated secured by mortgages convertible into common stock ownership of Homestead Village Properties Incorporated, so long as the aggregate amount which is funded by the Borrower (irrespective of the face amount of the convertible mortgages) does not exceed the lesser of $230,000,000.00 or 20% of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting

Principles). The Borrower will not mortgage, pledge, hypothecate or encumber in any manner the loans, advances or extensions of credit made pursuant to Sections 6.6(h), (i) or (k).

      6.7 Limiting Agreements. Without affecting the provisions of Section 5.15 of this Agreement, but cumulative of and in addition thereto:

     (a) Except for the Indenture dated February 1, 1994 between the Borrower and Morgan Guaranty Trust Company of New York, as Trustee, neither Borrower nor any of its Subsidiaries has entered into, and after the date hereof, neither Borrower nor any of its Subsidiaries shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Borrower's ability to pledge to Agent as security for the Loans assets now or hereafter owned by Borrower up to the value described in this Section 6.7. Borrower shall take, and shall cause its Subsidiaries to take, such actions as are necessary (including, without limitation, otherwise limiting the amount of secured indebtedness of the Borrower and its Subsidiaries) to preserve the right and ability of Borrower to pledge assets up to the value described in this
Section 6.7 as security for the Loans without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other indebtedness of Borrower or any of its Subsidiaries. For the purpose of this paragraph, the Historical Value of the assets to be kept available by Borrower to be pledged as security for the Loans shall be assets having an aggregate Historical Value of not less than one hundred thirty-three percent (133%) of the Commitment; provided however that the foregoing shall not be construed as a maximum amount of collateral which could be required or accepted by the Lenders under any other agreement or in any proceeding.

     (b) Borrower shall, upon demand, provide to the Lenders such evidence as the Lenders may reasonably require to evidence Borrower's compliance with this covenant, which evidence shall include, without limitation (i) copies of any agreements or instruments which would in any way restrict or limit Borrower's ability to pledge assets as security for indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for indebtedness of the Borrower or any of its Subsidiaries, (ii) a summary of the total debt of Borrower and its Subsidiaries, and (iii) a summary of any of such debt which is secured by any mortgage, pledge, lien, charge, encumbrance or other security interest.

     (c) Nothing in this covenant shall be construed as an obligation of Borrower to, or request by the Lenders that Borrower, grant any mortgage, pledge or security interest in any of its properties.

      6.8 Nature of Assets. (a) In its own name or the name of any of its Subsidiaries, own or lease, directly or indirectly, land not improved for multifamily use, other than land that is either under development or planned for commencement of development within one (1) year from the date it was acquired, with an aggregate Historical Value in excess of ten percent (10%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles), or (b) allow the Historical Value of the income producing properties owned or leased, directly or indirectly, by the Borrower and its Subsidiaries which are not multifamily properties and not corporate affordable or extended stay lodging properties (such as Homestead Village or the related convertible mortgages), to exceed five percent (5%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles).


 7.  Events of Default and Remedies.

     7.1. Events of Default. If any of the following events shall occur, then, as to the events described in Sections 7.1(b), (c), and (d), if the event has not been waived, cured or remedied within twenty (20) days after the Agent gives the Borrower notice of such event, at any time thereafter, and as to all of the other events described herein, at any time, the Agent may do any or all of the following: (1) without notice to the Borrower, declare the Notes to be, and thereupon the Notes shall forthwith become, immediately due and payable, together with all accrued interest thereon, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to the Borrower, terminate the Commitment; (3) exercise, as may any other Lender, its rights of offset against each account and all other Property of the Borrower in the possession of the Agent or any such Lender, which right is hereby granted by the Borrower to the Agent and each Lender; and (4) exercise any and all other rights pursuant to the Credit Documents:

    (a) The Borrower shall fail to pay or prepay any principal of or interest on the Notes or any fee or any other obligation hereunder within five (5) days after it was due; or

    (b) The Borrower shall (i) fail to pay when due, or within any applicable period of grace, any principal of or interest on any other Indebtedness other than Non-recourse Debt or Disqualified Stock in excess of $10,000,000.00 in principal amount, or Non-recourse Debt in excess of $25,000,000.00 in principal amount; or (ii) fail to comply with Section 1004 of the Indenture dated February 1, 1994 between the Borrower and Morgan

Guaranty Trust Company of New York, as Trustee, as said Section 1004 may be amended with the consent of the Majority Lenders; or

     (c) Any written representation or warranty made in any Credit Document by or on behalf of the Borrower, when taken as a whole shall prove to have been incorrect, false or misleading in any material respect; or

     (d) Default shall occur in the punctual and complete performance of any covenant of the Borrower or any other Person other than the Agent or the Lenders contained in any Credit Document not specifically set forth in this Section; or

     (e) A final judgment or judgments in the aggregate for the payment of money in excess of $5,000,000.00 shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

     (f) Any court shall finally determine, that the Agent or any Lender does not have a valid Lien as provided for herein on any security which may have been provided to the Agent or any Lender by the Borrower under the Credit Documents, or such other Person; or

     (g) Any order shall be entered in any proceeding against the Borrower decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for more than thirty (30) days; or

     (h) The Borrower shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

     (i) Any such petition or application shall be filed or any such proceeding shall be commenced against the Borrower and the Borrower by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of the Borrower or granting relief to the Borrower or approving the petition in any such proceeding, and such order shall remain in effect for more than ninety (90) days; or

     (j) The Borrower shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or

     (k) The Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.


     7.2 Remedies Cumulative. No remedy, right or power conferred upon the Agent or the Lenders is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.


 8.  The Agent.

      8.1 Appointment, Powers and Immunities. (a) Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (ii) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or any other

Credit Document except to the extent requested by the Majority Lenders; (iv) SHALL NOT BE RESPONSIBLE FOR ANY MISTAKE OF LAW OR FACT OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO OR PROVIDED FOR HEREIN OR THEREIN OR IN CONNECTION HEREWITH OR THEREWITH, INCLUDING, WITHOUT LIMITATION, PURSUANT TO ITS OWN NEGLIGENCE, BUT NOT INCLUDING AND EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT; (v) shall not be bound by or obliged to recognize any agreement among or between the Borrower, the Agent, and any Lender other than this Agreement and the other Credit Documents, regardless of whether the Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (vi) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to the Agent in accordance with the terms of this Agreement or any other Credit Document; (vii) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (viii) shall not be responsible for the acts or edicts of any Governmental Authority. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     (b) Without the prior written consent of Agent and all of the Lenders, Agent shall not (i) modify or amend in any respect whatsoever the interest rate provisions of the Credit Documents, (ii) increase the Commitment above $350,000,000.00, (iii) extend the Maturity Date other than in accordance with the express provisions of the Credit Documents, (iv) extend or reduce the due date for or the amount of the scheduled payments of principal or interest on the Loans or the Fee, (v) amend the definition of Majority Lenders or any requirement that certain actions be taken only with the consent of a certain number of the Lenders, or (vi) amend Section 5.15 of this Agreement. From time to time upon Agent's request, each Lender shall execute and deliver such documents and instruments as may be reasonably necessary to enable Agent to effectively administer and service the Loan in its capacity as lead lender and servicer and in the manner contemplated by the provisions of this Agreement.

     (c) All information provided to the Agent under or pursuant to the Credit Documents, and all rights of the Agent to receive or request information, or to inspect information or Property, shall be by the Agent on behalf of the Lenders. If any Lender requests that it be able to receive or request such information, or make such inspections, in its own right rather than through the Agent, the Borrower will cooperate with the Agent and such Lender in order to obtain such information or make such inspection as such Lender may reasonably require.

     (d) The Borrower shall be entitled to rely upon a written notice or a written response from the Agent as being pursuant to concurrence or consent of the Majority Lenders unless otherwise expressly stated in the Agent's notice or response.

      8.2 Reliance. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Borrower), independent accountants and other experts selected by the Agent. The Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of the Agent under this Agreement or any other Credit Document, then and in any of such events the Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Credit Document or otherwise; and if the Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

      8.3 Defaults. The Agent shall not be deemed to have constructive knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless it has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, or whenever the Agent has actual knowledge of the occurrence of a Default, the Agent shall give prompt written notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 8.7 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders and within its rights under the Credit Documents and at law or in equity, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Credit Documents in order to preserve, protect or enhance the collectibility of the Loans, at law or in equity. Provided, however, that if there is an occurrence of an Event of Default, then in no event or under any circumstances shall any of the actions described in Section 8.1(b)(i) through (vi) of this Agreement be taken, without in each instance the written consent of Agent and all of the Lenders.

      8.4 Rights as a Lender. With respect to the Commitment and the Loans made, Agent, in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may (without having to account therefor to any other Lender) as a Lender, and to the same extent as any other Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent but solely as a Lender. The Agent may accept fees and other consideration from the Borrower (in addition to the fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      8.5 Indemnification. The Lenders agree to indemnify the Agent, its officers, directors, agents and Affiliates, ratably in accordance with each Lender's respective Percentage, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (INCLUDING BUT NOT LIMITED TO, THE CONSEQUENCES OF THE NEGLIGENCE OF THE AGENT) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby (including, without limitation, interest, penalties, reasonable attorneys' fees and amounts paid in settlement in accordance with the terms of this Section 8, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, INCLUDING BUT NOT LIMITED TO THE NEGLIGENCE OF THE AGENT, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, or from the Agent's default in the express obligations of the Agent to the Lenders provided for in this Agreement. The obligations of the Lenders under this Section 8.5 shall survive the termination of this Agreement and the repayment of the Obligations.

      8.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has received current financial information with respect to the Borrower and that it has, independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Party of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Party except as specifically required by the Credit Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or the other Credit Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Party (or any of their affiliates) which may come into the possession of the Agent. Each Lender assumes all risk of loss in connection with its Percentage in the Loans to the full extent of its Percentage therein. The Agent assumes all risk of loss in connection with its Percentage in the Loans to the full extent of its Percentage therein.

      8.7 Failure to Act. Except for action expressly required of the Agent, as the case may be, hereunder, or under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 8.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      8.8 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, (i) the Majority Lenders without the consent of the Borrower shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as the Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, and with the consent of the Borrower which shall not be unreasonably withheld, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent thereafter arising hereunder and under any other Credit Documents, but shall not be discharged from any liabilities for its actions as Agent prior to the date of discharge. Such successor Agent shall promptly specify by notice to the Borrower its principal office referred to in Section 2.1 and Section 2.3 hereof. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

      8.9 No Partnership. Neither the execution and delivery of this Agreement nor any of the other Credit Documents nor any interest the Lenders, the Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and the Agent. The relationship between the Lenders, on the one hand, and the Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Credit Documents shall be construed to constitute the Agent as trustee or other fiduciary for any Lender or to impose on the Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.


 9.  Renewal and Extension.

     Neither the Agent nor any Lenders have any agreement or obligation to extend or renew the Revolving Credit Termination Date. But in the event such an extension is requested by the Borrower and any Lender decides to consider such renewal and extension request, such request and consideration will be governed by the following terms and conditions:

      9.1 Procedure for Consideration of Renewal and Extension Requests.

     (a) The Borrower may request the Agent and the Lenders to extend the current Revolving Credit Termination Date by successive one (1) year intervals by executing and delivering to the Agent a written request for extension (the "Extension Request") at least seventy-five (75) days (but not more than ninety
(90) days) prior to the Determination Date. If all of the Lenders shall have notified the Agent on or prior to the date which is forty-five (45) days prior to the Determination Date that they accept such Extension Request, the Revolving Credit Termination Date shall be extended for one (1) year. If any Lender shall not have notified Agent on or prior to the date which is forty-five (45) days prior to the Determination Date that it accepts such Extension Request, the Revolving Credit Termination Date shall not be extended. The Agent shall promptly notify the Borrower whether the Extension Request has been accepted or rejected as well as which Lender or Lenders rejected the Borrower's Extension Request (each such Lender a "Rejecting Lender").

     (b) Notwithstanding the preceding subsection (a), within thirty (30) days after notification from the Agent that the Extension Request has been rejected (a "Notice of Rejection"), and provided that the aggregate amount of Lender Commitments of the Rejecting Lenders does not exceed twenty percent (20%) of the Commitment, the Borrower may either (i) demand that the Rejecting Lender, and upon such demand the Rejecting Lender shall promptly, assign its Lender Commitment to another financial institution subject to and in accordance with the provisions of Section 10.5 of this Agreement for a purchase price equal to the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to the Rejecting Lender pursuant to this Agreement, or (ii) pay to the Rejecting Lender the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to the Rejecting Lender pursuant to this Agreement, whereupon the Rejecting Lender shall no longer be a party to this Agreement or have any rights or obligations hereunder or under any other Credit Documents, and the Commitment shall immediately and permanently be reduced by an amount equal to the Lender Commitment of the Rejecting Lender. If all Rejecting Lenders have either assigned their Lender Commitments to other financial institutions as contemplated by the preceding clause (i) or have been paid the amounts specified in the preceding clause (ii), then the Borrower's Extension Request which was initially rejected shall be deemed to have been granted and accordingly the Revolving Credit Termination Date shall be extended by one (1) year, otherwise the Revolving Credit Termination Date shall not be extended. If the aggregate of Lender Commitments of the Rejecting Lenders exceeds twenty percent (20%) of the Commitment, the Revolving Credit Termination Date shall not be extended.

      9.2 Conditions to Renewal and Extension. Any agreement of the Lenders to extend the Revolving Credit Termination Date under Section 9.1 of this Agreement shall be conditioned upon, among other things, the following terms and conditions (which shall be in addition to those required by Sections 2.7, 3 and 9.1 of this Agreement):

          (a) Execution by the Borrower of a renewal and extension agreement for each Note in Proper Form.

          (b) Such other documents, instruments and items as Agent or any Lender shall require in its sole discretion.

      9.3 No Obligation to Renew and Extend. Notwithstanding the procedures and terms and conditions for any renewal and extension of the Revolving Credit Termination Date, neither the Agent nor any Lender has any obligation, commitment or present intent to extend the Revolving Credit Termination Date, and the Revolving Credit Termination Date may not be extended except in accordance with a written agreement signed by the Agent, the Lenders, the Borrower and any other Person to be charged with compliance therewith.


 10. Miscellaneous.

      10.1 No Waiver, Amendments. No waiver of any Default shall be deemed to be a waiver of any other Default. No failure to exercise or delay in exercising any right or power under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. Except as may be prohibited by Section 8.1 hereof, no amendment, modification or waiver of any Credit Document shall be effective unless the same is in writing and signed by the Borrower, the Agent and the Majority Lenders. No notice to or demand on the Borrower or any other Person shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

      10.2 Notices. All notices under the Credit Documents shall be in writing and either (i) delivered against receipt therefor, or (ii) mailed by registered or certified mail, return receipt requested, in each case addressed as set forth herein, or to such other address as a party may designate. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day). Provided, however, that as between the Agent and the Lenders and among the Lenders, notice may be given by telecopy or facsimile effective upon the earlier of actual receipt or confirmation of receipt by telephone.

      10.3 Venue. HARRIS COUNTY, TEXAS SHALL BE A PROPER PLACE OF VENUE TO ENFORCE PAYMENT OR PERFORMANCE OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, UNLESS THE AGENT SHALL GIVE ITS PRIOR WRITTEN CONSENT TO A DIFFERENT VENUE. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY PROCEEDING ARISING OUT OF ANY OF THE CREDIT DOCUMENTS BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE CREDIT DOCUMENTS IN THE DISTRICT COURTS OF HARRIS COUNTY, TEXAS,

OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER (A) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN THE STATE OF TEXAS IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING AND TO DELIVER TO THE AGENT EVIDENCE THEREOF AND (B) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY NOTICE GIVEN AS PROVIDED FOR IN THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST THE AGENT OR ANY LENDER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS SHALL BE BROUGHT AND MAINTAINED IN THE DISTRICT COURTS OF HARRIS COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION.


     10.4 Choice of Law. THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS HAVE BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, INCLUDING ALL APPLICABLE FEDERAL LAW, FROM TIME TO TIME IN FORCE IN THE STATE OF TEXAS.

     10.5 Survival; Parties Bound; Successors and Assigns. (a) All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Credit Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Agent and the Lenders; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Lenders, and any such assignment or transfer without such consent shall be null and void.

          (b) Subject to Sections 10.5(d) and (e) of this Agreement, a Lender may assign part of its Lender Commitment to an Eligible Institution so long as such assignment shall (1) include the voting rights and all other rights and obligations attributable thereto, and include a written assumption by the assignee of the assigning Lender's obligations under the Credit Documents, (2) require the written consent of the Borrower and the Agent, such consent not to be unreasonably withheld, (3) be in a minimum amount of $15,000,000.00 if assigned to a Person not already a Lender, (4) not reduce the Lender's Lender Commitment to an amount less than $15,000,000.00, and (5) include payment to the Agent by the Lender of a service fee for each assignment equal to $3,000.00.

          (c) Subject to Section 10.5(d) and (e) of this Agreement, a Lender may sell participating interests in any of its Loans to an Eligible Institution so long as such participation shall (1) limit the voting rights of the participant, if any, to the ability to vote for changes in the amount of the Commitment, the interest rate on the Loans, and the Maturity Date, (2) if the participant is not an Affiliate of the participating Lender, require the written consent of the Borrower and the Agent, such consent not to be unreasonably withheld and, if the participant is an Affiliate of the participating Lender, require written notice to the Agent and the Borrower but not any consent of the Agent, the Borrower or any other Lender, (3) be in a minimum principal amount of at least $10,000,000.00 if participated to a Person not already a Lender, and
(4) not reduce the Lender's Lender Commitment which has not been participated to less than $10,000,000.00. In connection with any sale of a participating interest made in compliance with this Agreement, (i) the participating Lender shall continue to be liable for its Lender Commitment and its other obligations under the Credit Documents, (ii) the Agent, the Borrower and the other Lenders shall continue to deal solely and directly with the participating Lender in connection with such Lender's rights and obligations under the Credit Documents, and (iii) the participant may not require the participating Lender to take or refrain from taking any action under the Credit Documents that is in conflict with the terms and provisions of the Credit Documents.

          (d) A Lender may assign all or any part of its Loans or its Lender Commitment to an Affiliate of the Lender with written consent of the Agent and the Borrower, such consent not to be unreasonably withheld.

          (e) Notwithstanding any provision hereof to the contrary, (i) any Lender may assign and pledge all or any portion of its Lender Commitment and Loans to a Federal Reserve Bank; provided, however, that any such assignment or pledge shall not relieve such Lender from its obligations under the Credit Documents; (ii) the Agent may not assign or participate $30,000,000.00 of its Lender Commitment to any Person other than an Affiliate of the Agent without the prior written consent of all of the Lenders and the Borrower; and (iii) TCB may assign, sell or participate all or any portion of the Swing Loan without the consent of the Agent, the Borrower or any other Lender.

          (f) The term of this Agreement shall be until the final maturity of the Notes and the payment of all amounts due under the Credit Documents.

     10.6 Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     10.7 Usury Not Intended; Refund of Any Excess Payments. It is the intent of the parties in the execution and performance of this Agreement to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, the Agent, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Ceiling Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged or received under this Agreement. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Ceiling Rate, the Borrower, the Agent and the Lenders shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire contemplated term of the Loans. The provisions of this paragraph shall control over all other provisions of the Credit Documents which may be in apparent conflict herewith.

     10.8 Captions. The headings and captions appearing in the Credit Documents have been included solely for convenience and shall not be considered in construing the Credit Documents.

     10.9 Severability. If any provision of any Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     10.10 Disclosures. Every reference in the Credit Documents to disclosures of the Borrower to the Agent and the Lenders in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Agent and the Lenders in an orderly manner concurrently with the execution hereof.

     10.11 NO NOVATION. THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SOLELY TO AMEND, RESTATE AND RESTRUCTURE THE TERMS OF, AND THE OBLIGATIONS TO THE EXISTING LENDERS OWING UNDER AND IN CONNECTION WITH, THE ORIGINAL CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE ORIGINAL CREDIT AGREEMENT.

     10.12 LIMITATION OF LIABILITY. NO OBLIGATION OR LIABILITY WHATSOEVER OF THE BORROWER WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER CREDIT DOCUMENT SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO THE PRIVATE PROPERTY OF, ANY OF THE BORROWER'S TRUSTEES OR SHAREHOLDERS REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE.

     10.13 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TOGETHER CONSTITUTE A WRITTEN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                       SECURITY CAPITAL PACIFIC TRUST



                                       By: /s/ James W. Kluber
                                          ----------------------------
                                       Name:   James W. Kluber
                                            --------------------------
                                       Title:   Vice President
                                             -------------------------


                                       Address:
                                       7777 Market Center Avenue
                                       El Paso, Texas  79912
                                       Attention:  Secretary

Lender Commitment: $55,000,000.00          TEXAS COMMERCE BANK
Percentage: 15.714285714%                   NATIONAL ASSOCIATION,
                                            as Agent and as a Lender



                                           By:  /s/ Brian M. Kouns
                                               -----------------------------
                                           Name:    Brian M. Kouns
                                                 ---------------------------
                                           Title:   Vice President
                                                  --------------------------

                                           Address:
                                           712 Main Street
                                           Houston, Texas  77002
                                           Attention: Manager, Real Estate Group

                                           Telecopy No.: 713-216-7713
                                           Telephone No.: Brian Kouns
                                                               713-216-5133

Lender Commitment: $55,000,000.00          WELLS FARGO REALTY ADVISORS
Percentage: 15.714285714%                   FUNDING, INCORPORATED, as
                                            Co-Agent and as a Lender


                                           By: /s/ Mary Ann Kelly
                                              ------------------------------
                                           Name:   Mary Ann Kelly
                                                 ---------------------------
                                           Title:  Vice President
                                                  --------------------------


                                           By: /s/ Patricia A. Forbes
                                               -----------------------------
                                           Name:   Patricia A. Forbes
                                                 ---------------------------
                                           Title:  Vice President
                                                  --------------------------


                                           Address:
                                           2859 Paces Ferry Road
                                           Suite 1210
                                           Atlanta, Georgia  30339
                                           Attention: Bob Belson


                                           Telecopy No: 770-435-2262
                                           Telephone No. Bob Belson
                                                        770-435-3800

Lender Commitment: $30,000,000.00          GUARANTY FEDERAL BANK, F.S.B.
Percentage: 8.571428571%


                                           By: /s/ Phyllis Milstead
                                               ---------------------------------
                                           Name: Phyllis Milstead
                                                 -------------------------------
                                           Title: Vice President
                                                  ------------------------------

                                           Address:
                                           301 Congress, Suite 1075
                                           Austin, Texas  78701
                                           Attention: Phyllis Milstead


                                           Telecopy No.: 512-320-1041
                                           Telephone No.: Phyllis Milstead
                                                               512-320-1007

Lender Commitment: $20,000,000.00          NORWEST BANK NEW MEXICO,
Percentage: 5.714285714%                    NATIONAL ASSOCIATION


                                           By: /s/ Dan Shannon
                                               ---------------------------------
                                           Name: Dan Shannon
                                                 -------------------------------
                                           Title: President and Managing Officer
                                                  ------------------------------


                                           Address:
                                           1048 Paseo de Peralta
                                           Santa Fe, New Mexico  87501
                                           Attention: Dan Shannon


                                           Telecopy No.: 505-983-6232
                                           Telephone No.: Dan Shannon
                                                               505-984-8500

Lender Commitment: $25,000,000.00        COMMERZBANK
Percentage: 7.142857143%                 AKTIENGESELLSCHAFT, LOS ANGELES
                                         BRANCH


                                         By: /s/ Christian Jagenberg
                                            ----------------------------
                                         Name: Christian Jagenberg
                                              --------------------------
                                         Title: SVP and Manager
                                               -------------------------


                                         By: /s/ Steven F. Larsen
                                            ----------------------------
                                         Name: Steven F. Larsen
                                              --------------------------
                                         Title: Vice President
                                               -------------------------



                                         Address:
                                         660 S. Figueroa, Suite 1450
                                         Los Angeles, California 90017
                                         Attention: Steven F. Larsen

                                         Telecopy No.: 213-623-0039
                                         Telephone No.: Steven F. Larsen
                                                      213-623-8223

Lender Commitment: $30,000,000.00        BANK OF AMERICA NATIONAL TRUST
Percentage: 8.571428571%                 AND SAVINGS ASSOCIATION


                                         By: /s/ Kelly M. Allred
                                            ---------------------------
                                         Name: Kelly M. Allred
                                              -------------------------
                                         Title: Vice President
                                               ------------------------

                                         Address:
                                         555 South Flower Street
                                         6th Floor
                                         Los Angeles, California  90071
                                         Attention:  Kelly M. Allred


                                         Telecopy No.:  213-228-5389
                                         Telephone No.: Kelly M. Allred
                                                      213-228-4027

Lender Commitment: $30,000,000.00        FLEET NATIONAL BANK
Percentage: 8.571428571%


                                         By: /s/ Mark E. Dalton
                                            ---------------------------
                                         Name: Mark E. Dalton
                                              -------------------------
                                         Title: Vice President
                                               ------------------------


                                         Address:
                                         111 Westminster, Suite 800
                                         Providence, Rhode Island  02903
                                         Attention: Mark Dalton


                                         Telecopy No:  401-278-5166
                                         Telephone No. Mark Dalton
                                                        401-278-5605

Lender Commitment: $20,000,000.00        THE NIPPON CREDIT BANK, LTD.
Percentage: 5.714285714%


                                         By: /s/ Neil J. Crawford
                                            -----------------------------
                                         Name: Neil J. Crawford
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------

                                         Address:
                                         245 Park Avenue
                                         30th Floor
                                         New York, New York  10167
                                         Attention:  Neil Crawford


                                         Telecopy No:  212-490-3895
                                         Telephone No. Neil Crawford
                                                        212-984-1319

Lender Commitment: $22,500,000.00        BANK HAPOALIM, B.M.,
Percentage: 6.428571429%                 Los Angeles Branch


                                         By: /s/ Kalman Schiff
                                            -----------------------------
                                         Name:   Kalman Schiff
                                              ---------------------------
                                         Title:  First Vice President
                                               --------------------------


                                         By: /s/ Lori Lake
                                            -----------------------------
                                         Name:   Lori Lake
                                              ---------------------------
                                         Title:  Assistant Vice President
                                               --------------------------

                                         Address:
                                         6222 Wilshire Blvd.
                                         Los Angeles, California  90048
                                         Attention:  Shohre Afshar or
                                                        Lori Lake

                                         Telecopy No:  213-937-1439
                                         Telephone No. Shohre Afshar or
                                                            Lori Lake
                                                        213-937-2322

Lender Commitment: $25,000,000.00        CORESTATES BANK, N.A.
Percentage: 7.142857143%


                                         By: /s/ R. Scott Relick
                                            ------------------------------
                                         Name:   R. Scott Relick
                                              ----------------------------
                                         Title:   Vice President
                                               ---------------------------

                                         Address:
                                         1339 Chestnut Street
                                         Real Estate Department
                                         Philadelphia, Pennsylvania 19107
                                         Attention:  R. Scott Relick


                                         Telecopy No:  215-786-6381
                                         Telephone No. R. Scott Relick
                                                        215-786-4224

Lender Commitment: $20,000,000.00        BANK ONE, ARIZONA, NA
Percentage: 5.714285714%

                                         By: /s/ Deborah L. Bliss
                                            ____________________________
                                         Name: Deborah L. Bliss
                                              __________________________
                                         Title: Vice President
                                               _________________________


                                         Address:
                                         Real Estate Banking Group
                                         241 N. Central, 20th Floor
                                         Phoenix, Arizona  85004
                                         Attention: Deborah L. Bliss


                                         Telecopy No:  602-221-1372
                                         Telephone No. Deborah L. Bliss
                                                        602-221-2342

Lender Commitment: $17,500,000.00        UNION BANK OF CALIFORNIA
Percentage: 5.000000000%

                                         By: /s/ Annette Billingsley
                                            _____________________________
                                         Name: Annette Billingsley
                                              ___________________________
                                         Title: Vice President
                                               __________________________


                                         By: /s/ Gary L. Roberts
                                            _____________________________
                                         Name: Gary L. Roberts
                                              ___________________________
                                         Title: Vice President
                                               __________________________

                                         Address:
                                         Capital Markets Division
                                         350 California, 7th Floor
                                         San Francisco, California  94104
                                         Attention: Annette Billingsley


                                         Telecopy No:  415-705-7367
                                         Telephone No. Annette Billingsley
                                                        415-705-5075